Exhibit 99.2

Note: Guidance for the December quarter 2012 in this investor update excludes special items and mark to market adjustments on out of period fuel hedges unless noted.

Overall Commentary

•	Delta expects to generate a solidly profitable December quarter, with an operating margin of 5 to 6%. Expected results for the quarter are consistent with the company’s previous guidance issued on December 12th.
•	December quarter unit revenues are forecast to improve by 4.0 – 4.5% versus prior year
•	For the month of December, unit revenues were up 4.0% year-over-year driven by strong holiday demand, merchandising revenues growth and continued capacity discipline.
•	Delta is projecting a December quarter economic fuel price of $3.25 per gallon, which includes taxes, settled hedges and refinery impact.
•	Delta expects to end the December quarter with $5.1 - $5.2 billion in unrestricted liquidity, including $1.8 billion of undrawn revolving credit facilities.

Guidance

December Quarter 2012
Operating margin	5 - 6%
Cargo and other revenue	$1.1-1.2 billion
Average fuel price per gallon, including taxes, settled hedges and refinery impact	$3.25
Profit sharing expense	$60-65 million
Non-operating expense	$240 - 250 million
Capital expenditures	$600 – 650 million

December Quarter 2012 vs. December Quarter 2011
Passenger unit revenue	Up 4.0-4.5%
Consolidated CASM, excluding fuel and profit sharing expense	Up 5.5-6.0%
System capacity	Down 1%

Ancillary Business Expense

•	Delta excludes expenses related to its ancillary businesses from its unit cost guidance. Ancillary businesses include third-party Maintenance Repair and Overhaul, Delta Global Services, MLT Vacations and Delta Private Jets. Delta expects to record approximately $200 million of ancillary business expense in the December quarter. The revenue associated with these ancillary businesses is included in Delta’s guidance for cargo and other revenue.

Taxes

•	Income tax expense for the quarter is estimated at $5 million.

Share count

•	Delta expects approximately 852 million weighted average diluted shares and approximately 846 million weighted average basic shares outstanding.
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Forward Looking Statements

Statements in this investor update that are not historical facts, including statements regarding our estimates, expectations, beliefs, intentions, projections or strategies for the future, may be "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995.  All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the estimates, expectations, beliefs, intentions, projections and strategies reflected in or suggested by the forward-looking statements.  These risks and uncertainties include, but are not limited to, the cost of aircraft fuel; the impact of posting collateral in connection with our fuel hedge contracts; the impact of significant funding obligations with respect to defined benefit pension plans; the impact that our indebtedness may have on our financial and operating activities and our ability to incur additional debt; the restrictions that financial covenants in our financing agreements will have on our financial and business operations; labor issues; interruptions or disruptions in service at one of our hub airports; our increasing dependence on technology in our operations; the ability of our credit card processors to take significant holdbacks in certain circumstances; the possible effects of accidents involving our aircraft; the effects of weather, natural disasters and seasonality on our business; the effects of an extended disruption in services provided by third party regional carriers; our ability to retain management and key employees; competitive conditions in the airline industry; the effects of the rapid spread of contagious illnesses; and the effects of terrorist attacks.

Additional information concerning risks and uncertainties that could cause differences between actual results and forward-looking statements is contained in our Securities and Exchange Commission filings, including our Annual Report on Form 10-K for the fiscal year ended Dec. 31, 2011 and our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2012.  Caution should be taken not to place undue reliance on our forward-looking statements, which represent our views only as of January 3, 2013, and which we have no current intention to update.

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Non-GAAP Reconciliations

Delta sometimes uses information that is derived from its Condensed Consolidated Financial Statements, but that is not presented in accordance with accounting principles generally accepted in the U.S. (“GAAP”). Certain of this information are considered “non-GAAP financial measures” under the U.S. Securities and Exchange Commission rules. The non-GAAP financial measures may be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results.

Special Items. Delta excludes special items because management believes the exclusion of these items is helpful to investors to evaluate the company’s recurring operational performance. Special items include restructuring and other items and mark-to-market ("MTM") adjustments for fuel hedges recorded in periods other than the settlement period ("MTM adjustments").

Cost per Available Seat Mile or Non-Fuel Unit Cost ("CASM"). In addition to the special items described above, we exclude the following items from consolidated CASM:

•	Aircraft fuel and related taxes. Management believes the volatility in fuel prices impacts the comparability of year-over-year financial performance.
•	Ancillary businesses. Ancillary businesses are not related to the generation of a seat mile. These businesses include aircraft maintenance and staffing services we provide to third parties and our vacation wholesale operations.
•	Profit sharing. Management believes the exclusion of this item provides a more meaningful comparison of our results to the airline industry and prior years’ results.

(Projected)
Three Months Ended
December 31, 2012
Operating margin	3.5% - 4.5%
Items excluded:
Restructuring and other items	1.5%
Operating margin excluding special items	5% - 6%

(Projected)
Three Months Ended
(in millions)	December 31, 2012
Non-operating expense	$350 - $360
Item excluded:
Loss on extinguishment of debt	(110)
Non-operating expense excluding special items	$240 - $250

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(Projected)
% Change
Three Months Ended
December 31, 2012 vs. 2011
CASM	9.0% - 9.5%
Items excluded:
Aircraft fuel and related taxes	(3.0)%
Restructuring and other items	(1.0)%
Ancillary businesses	0.5%
CASM-Ex	5.5% - 6.0%

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